345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Wendy Wilson	Cole Lannum, CFA
(574) 373-3798	(508) 409-9366
wendy.wilson@zimmerbiomet.com	cole.lannum@zimmerbiomet.com

Barb Goslee
(574) 371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Announces

Third Quarter 2019 Financial Results

•	Net sales of $1.892 billion for the third quarter represent an increase of 3.0% over the prior year period; an increase of 3.9% on a constant currency basis
•	Diluted earnings per share for the third quarter were $2.08 and adjusted diluted earnings per share were $1.77
•	The Company’s guidance remains unchanged

(WARSAW, IN) November 5, 2019 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended September 30, 2019.  The Company reported third quarter net sales of $1.892 billion, an increase of 3.0% over the prior year period, and an increase of 3.9% on a constant currency basis.  Diluted earnings per share for the third quarter were $2.08, an increase of 163% over the prior year period.  Third quarter adjusted diluted earnings per share were $1.77, an increase of 8.6% over the prior year period.  Net earnings for the third quarter were $431 million and $366 million on an adjusted basis.

“Our global team delivered strong results this quarter, fueled by a clear focus on our strategic priorities and key new product introductions,” said Bryan Hanson, President and CEO of Zimmer Biomet.  “I’m excited by the momentum across the organization and am grateful for the commitment and winning spirit from our team members around the world.”

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three and nine month periods ended September 30, 2019, as well as the percentage change compared to the prior year periods, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED SEPTEMBER 30, 2019
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,179	2.2%	2.3%
EMEA	375	0.7	4.8
Asia Pacific	338	8.9	8.8
Total	$1,892	3.0%	3.9%
Product Categories
Knees
Americas	$399	3.8%	3.8%
EMEA	135	0.7	4.8
Asia Pacific	118	7.8	8.5
Total	652	3.8	4.9
Hips
Americas	249	3.7	3.8
EMEA	109	1.1	5.1
Asia Pacific	102	5.4	4.7
Total	460	3.5	4.3
S.E.T *	438	5.6	6.2
Spine & CMF**	181	(1.9)	(1.3)
Dental	94	2.1	3.0
Other	67	(7.0)	(6.1)
Total	$1,892	3.0%	3.9%

* Surgical, Sports Medicine, Extremities and Trauma
** Craniomaxillofacial

NET SALES - NINE MONTHS ENDED SEPTEMBER 30, 2019
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$3,588	0.3%	0.5%
EMEA	1,277	(3.8)	2.5
Asia Pacific	992	3.6	6.3
Total	$5,857	(0.1)%	1.9%
Product Categories
Knees
Americas	$1,223	1.1%	1.2%
EMEA	475	(4.0)	2.6
Asia Pacific	352	3.5	6.9
Total	2,050	0.3	2.5
Hips
Americas	749	1.6	1.8
EMEA	368	(4.1)	2.1
Asia Pacific	307	1.4	3.6
Total	1,424	-	2.3
S.E.T *	1,322	2.4	4.0
Spine & CMF**	550	(2.8)	(1.6)
Dental	305	(0.5)	1.4
Other	206	(10.6)	(8.9)
Total	$5,857	(0.1)%	1.9%

* Surgical, Sports Medicine, Extremities and Trauma
** Craniomaxillofacial

Cash Flow and Balance Sheet

Operating cash flow for the third quarter was $578 million and free cash flow was $425 million. In the third quarter, the Company paid down $330 million of debt, paid $49 million in dividends and declared a dividend of $0.24 per share.

Guidance

The Company’s prior guidance remains unchanged.

Conference Call

The Company will conduct its third quarter 2019 investor conference call today, November 5, 2019, at 8:30 a.m. Eastern Time.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three and nine month periods ended September 30, 2019 is presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three and nine month periods ended September 30, 2019 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of certain inventory and manufacturing-related charges, including charges to terminate a raw material supply agreement and to discontinue certain product lines; intangible asset amortization; intangible asset impairment; acquisition, integration and related gains and expenses; quality remediation expenses; certain litigation gains and charges; expenses to comply with the new European Union Medical Device Regulation; other charges; any related effects on our income tax provision associated with these items, the effect of Switzerland tax reform and other certain tax adjustments.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects.   We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “look forward to” and similar expressions to identify forward-looking statements.   All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.   Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices if such tax is not further suspended or repealed; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this press release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary note is applicable to all forward-looking statements contained in this press release.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, except per share amounts, unaudited)

	2019	2018
Net Sales	$1,892.4	$1,836.7
Cost of products sold, excluding intangible asset amortization	535.7	529.0
Intangible asset amortization	146.6	147.6
Research and development	114.4	95.7
Selling, general and administrative	830.1	787.7
Intangible asset impairment	-	3.8
Acquisition, integration and related	(0.9)	17.4
Quality remediation	20.7	32.2
Operating expenses	1,646.6	1,613.4
Operating Profit	245.8	223.3
Other expense, net	(4.4)	(2.2)
Interest expense, net	(56.8)	(67.5)
Earnings before income taxes	184.6	153.6
Benefit for income taxes	(247.4)	(8.5)
Net Earnings	432.0	162.1
Less: Net earnings (loss) attributable to noncontrolling interest	0.9	(0.1)
Net Earnings of Zimmer Biomet Holdings, Inc.	$431.1	$162.2
Earnings Per Common Share
Basic	$2.10	$0.80
Diluted	$2.08	$0.79
Weighted Average Common Shares Outstanding
Basic	205.3	203.7
Diluted	207.0	205.4

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, except per share amounts, unaudited)

	2019	2018
Net Sales	$5,856.5	$5,861.9
Cost of products sold, excluding intangible asset amortization	1,670.4	1,688.5
Intangible asset amortization	436.9	447.9
Research and development	328.2	290.5
Selling, general and administrative	2,466.8	2,380.7
Intangible asset impairment	70.1	3.8
Acquisition, integration and related	20.3	113.9
Quality remediation	63.1	112.3
Operating expenses	5,055.8	5,037.6
Operating Profit	800.7	824.3
Other expense, net	(9.6)	(8.7)
Interest expense, net	(174.5)	(220.8)
Earnings before income taxes	616.6	594.8
(Benefit) provision for income taxes	(193.5)	71.6
Net Earnings	810.1	523.2
Less: Net (loss) earnings attributable to noncontrolling interest	(0.8)	1.3
Net Earnings of Zimmer Biomet Holdings, Inc.	$810.9	$521.9
Earnings Per Common Share
Basic	$3.96	$2.57
Diluted	$3.93	$2.55
Weighted Average Common Shares Outstanding
Basic	204.8	203.3
Diluted	206.3	204.9

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$512.5	$542.8
Receivables, net	1,150.8	1,275.8
Inventories	2,362.3	2,256.5
Other current assets	375.9	352.3
Total current assets	4,401.5	4,427.4
Property, plant and equipment, net	2,055.3	2,015.4
Goodwill	9,544.9	9,594.4
Intangible assets, net	7,339.9	7,684.6
Other assets	973.6	405.0
Total Assets	$24,315.2	$24,126.8
Liabilities and Stockholders' Equity
Current liabilities	$1,773.9	$1,896.3
Current portion of long-term debt	2,000.0	525.0
Other long-term liabilities	2,109.9	2,015.7
Long-term debt	6,345.9	8,413.7
Stockholders' equity	12,085.5	11,276.1
Total Liabilities and Stockholders' Equity	$24,315.2	$24,126.8

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	2019	2018
Cash flows provided by (used in) operating activities
Net earnings	$810.1	$523.2
Depreciation and amortization	752.2	785.7
Share-based compensation	61.6	45.3
Intangible asset impairment	70.1	3.8
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(356.3)	(58.3)
Receivables	109.5	237.4
Inventories	(106.0)	(165.2)
Accounts payable and accrued expenses	(162.7)	23.6
Other assets and liabilities	(16.0)	(27.6)
Net cash provided by operating activities (1)	1,162.5	1,367.9
Cash flows provided by (used in) investing activities
Additions to instruments	(239.5)	(203.7)
Additions to other property, plant and equipment	(155.3)	(115.2)
Net investment hedge settlements	37.5	-
Acquisition of intellectual property rights	(197.6)	-
Investments in other assets	(36.4)	(15.3)
Net cash used in investing activities	(591.3)	(334.2)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	-	749.5
Proceeds from multicurrency revolving facility	-	400.0
Payments on multicurrency revolving facility	-	(400.0)
Redemption of senior notes	-	(1,150.0)
Proceeds from term loans	200.0	-
Payments on term loans	(750.0)	(500.0)
Net payments on other debt	(5.0)	(3.9)
Dividends paid to stockholders	(147.3)	(146.2)
Proceeds from employee stock compensation plans	125.9	103.4
Net cash flows from unremitted collections from factoring programs	(15.4)	(54.6)
Business combination contingent consideration payments	-	(16.7)
Other financing activities	(5.4)	(8.2)
Net cash used in financing activities	(597.2)	(1,026.7)
Effect of exchange rates on cash and cash equivalents	(4.3)	(6.8)
(Decrease) increase in cash and cash equivalents	(30.3)	0.2
Cash and cash equivalents, beginning of period	542.8	524.4
Cash and cash equivalents, end of period	$512.5	$524.6

(1) 2019 reflects approximately $168 million paid related to a patent litigation matter

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended September 30,
	2019	2018	% Inc	Volume / Mix	Price	Foreign Exchange
Americas	$1,179.2	$1,153.6	2.2%	5.7%	(3.4)%	(0.1)%
EMEA	374.6	372.1	0.7	6.7	(1.9)	(4.1)
Asia Pacific	338.6	311.0	8.9	11.2	(2.4)	0.1
Total	$1,892.4	$1,836.7	3.0%	6.8%	(2.9)%	(0.9)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended September 30,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$651.9	$627.9	3.8%	7.5%	(2.6)%	(1.1)%
Hips	460.2	444.8	3.5	6.9	(2.6)	(0.8)
S.E.T	437.7	414.6	5.6	8.2	(2.0)	(0.6)
Spine & CMF	181.3	184.9	(1.9)	1.3	(2.6)	(0.6)
Dental	94.2	92.3	2.1	3.9	(0.9)	(0.9)
Other	67.1	72.2	(7.0)	10.3	(16.4)	(0.9)
Total	$1,892.4	$1,836.7	3.0%	6.8%	(2.9)%	(0.9)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	Nine Months Ended September 30,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$3,587.6	$3,578.0	0.3%	3.6%	(3.1)%	(0.2)%
EMEA	1,276.5	1,326.3	(3.8)	4.6	(2.1)	(6.3)
Asia Pacific	992.4	957.6	3.6	8.5	(2.2)	(2.7)
Total	$5,856.5	$5,861.9	(0.1)%	4.6%	(2.7)%	(2.0)%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	Nine Months Ended September 30,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$2,049.5	$2,044.2	0.3%	5.5%	(3.0)%	(2.2)%
Hips	1,423.8	1,423.7	-	5.3	(3.0)	(2.3)
S.E.T	1,322.0	1,290.7	2.4	5.5	(1.5)	(1.6)
Spine & CMF	550.0	566.2	(2.8)	1.0	(2.6)	(1.2)
Dental	305.2	306.8	(0.5)	2.7	(1.3)	(1.9)
Other	206.0	230.3	(10.6)	(1.2)	(7.7)	(1.7)
Total	$5,856.5	$5,861.9	(0.1)%	4.6%	(2.7)%	(2.0)%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	September 30, 2019
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	2.2%	(0.1)%	2.3%
EMEA	0.7	(4.1)	4.8
Asia Pacific	8.9	0.1	8.8
Total	3.0%	(0.9)%	3.9%
Product Categories
Knees
Americas	3.8%	-%	3.8%
EMEA	0.7	(4.1)	4.8
Asia Pacific	7.8	(0.7)	8.5
Total	3.8	(1.1)	4.9
Hips
Americas	3.7	(0.1)	3.8
EMEA	1.1	(4.0)	5.1
Asia Pacific	5.4	0.7	4.7
Total	3.5	(0.8)	4.3
S.E.T	5.6	(0.6)	6.2
Spine & CMF	(1.9)	(0.6)	(1.3)
Dental	2.1	(0.9)	3.0
Other	(7.0)	(0.9)	(6.1)
Total	3.0%	(0.9)%	3.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Nine Months Ended
	September 30, 2019
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	0.3%	(0.2)%	0.5%
EMEA	(3.8)	(6.3)	2.5
Asia Pacific	3.6	(2.7)	6.3
Total	(0.1)%	(2.0)%	1.9%
Product Categories
Knees
Americas	1.1%	(0.1)%	1.2%
EMEA	(4.0)	(6.6)	2.6
Asia Pacific	3.5	(3.4)	6.9
Total	0.3	(2.2)	2.5
Hips
Americas	1.6	(0.2)	1.8
EMEA	(4.1)	(6.2)	2.1
Asia Pacific	1.4	(2.2)	3.6
Total	-	(2.3)	2.3
S.E.T	2.4	(1.6)	4.0
Spine & CMF	(2.8)	(1.2)	(1.6)
Dental	(0.5)	(1.9)	1.4
Other	(10.6)	(1.7)	(8.9)
Total	(0.1)%	(2.0)%	1.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Acquisition, integration and related	Quality remediation	Benefit for income taxes	Net Loss attributable to noncontrolling interest	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$535.7	$146.6	$114.4	$830.1	$(0.9)	$20.7	$(247.4)	$0.9	$431.1	$2.08
Inventory and manufacturing-related charges(1)	(11.6)	-	-	-	-	-	6.8	-	4.8	0.02
Intangible asset amortization(2)	-	(146.6)	-	-	-	-	27.0	-	119.6	0.58
Acquisition, integration and related(4)	-	-	-	-	0.9	-	(0.1)	-	(0.8)	-
Quality remediation(5)	(0.8)	-	-	-	-	(20.7)	4.8	-	16.7	0.08
Litigation(6)	-	-	-	(42.8)	-	-	8.7	-	34.1	0.16
European Union Medical Device Regulation(8)	-	-	(11.4)	-	-	-	2.1	-	9.3	0.05
Other charges(9)	-	-	-	(22.2)	-	-	5.5	0.1	16.6	0.08
Switzerland tax reform(10)	-	-	-	-	-	-	263.8	-	(263.8)	(1.27)
Other certain tax adjustments(11)	-	-	-	-	-	-	1.2	-	(1.2)	(0.01)
As Adjusted	$523.3	$-	$103.0	$765.1	$-	$-	$72.4	$1.0	$366.4	$1.77

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Benefit for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$529.0	$147.6	$787.7	$3.8	$17.4	$32.2	$(2.2)	$(8.5)	$162.2	$0.79
Inventory and manufacturing-related charges(1)	(5.0)	-	-	-	-	-	-	18.4	(13.4)	(0.07)
Intangible asset amortization(2)	-	(147.6)	-	-	-	-	-	19.7	127.9	0.62
Intangible asset impairment(3)	-	-	-	(3.8)	-	-	-	0.9	2.9	0.01
Acquisition, integration and related(4)	-	-	-	-	(17.4)	-	-	7.6	9.8	0.05
Quality remediation(5)	(2.0)	-	-	-	-	(32.2)	-	4.9	29.3	0.14
Litigation(6)	-	-	(14.0)	-	-	-	-	(5.9)	19.9	0.10
European Union Medical Device Regulation(8)	-	-	(0.8)		-	-	-	-	0.8	-
Other charges(9)	-	-	(24.9)	-	-	-	(0.7)	8.5	15.7	0.09
Other certain tax adjustments(11)	-	-	-	-	-	-	-	20.5	(20.5)	(0.10)
As Adjusted	$522.0	$-	$748.0	$-	$-	$-	$(2.9)	$66.1	$334.6	$1.63

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Acquisition, integration and related	Quality remediation	Benefit for income taxes	Net Loss attributable to noncontrolling interest	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,670.4	$436.9	$328.2	$2,466.8	$70.1	$20.3	$63.1	$(193.5)	$(0.8)	$810.9	$3.93
Inventory and manufacturing-related charges(1)	(47.7)	-	-	-	-	-	-	19.8	-	27.9	0.14
Intangible asset amortization(2)	-	(436.9)	-	-	-	-	-	85.0	-	351.9	1.71
Intangible asset impairment(3)	-	-	-	-	(70.1)	-	-	5.5	-	64.6	0.31
Acquisition, integration and related(4)	-	-	-	-	-	(20.3)	-	5.2	-	15.1	0.07
Quality remediation(5)	(1.5)	-	-	-	-	-	(63.1)	14.9	-	49.7	0.24
Litigation(6)	-	-	-	(48.0)	-	-	-	7.9	-	40.1	0.19
Litigation settlement gain(7)	-	-	-	23.5	-	-	-	(5.2)	-	(18.3)	(0.09)
European Union Medical Device Regulation(8)	-	-	(18.1)	-	-	-	-	3.2	-	14.9	0.07
Other charges(9)	-	-	(4.3)	(84.0)	-	-	-	19.1	1.3	67.9	0.33
Switzerland tax reform(10)	-	-	-	-	-	-	-	263.8	-	(263.8)	(1.27)
Other certain tax adjustments(11)	-	-	-	-	-	-	-	12.6	-	(12.6)	(0.06)
As Adjusted	$1,621.2	$-	$305.8	$2,358.3	$-	$-	$-	$238.3	$0.5	$1,148.3	$5.57

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,688.5	$447.9	$2,380.7	$3.8	$113.9	$112.3	$(8.7)	$71.6	$521.9	$2.55
Inventory step-up and other inventory and manufacturing-related charges(1)	(24.7)	-	-	-	-	-	-	9.9	14.8	0.07
Intangible asset amortization(2)	-	(447.9)	-	-	-	-	-	80.1	367.8	1.80
Intangible asset impairment(3)	-	-	-	(3.8)	-	-	-	0.9	2.9	0.01
Acquisition, integration and related(4)	-	-	-	-	(113.9)	-	-	24.2	89.7	0.44
Quality remediation(5)	(13.5)	-	-	-	-	(112.3)	-	24.8	101.0	0.49
Litigation(6)	-	-	(15.5)	-	-	-	-	(5.2)	20.7	0.10
European Union Medical Device Regulation(8)	-	-	(1.6)	-	-	-	-	0.1	1.5	0.01
Other charges(9)	-	-	(46.8)	-	-	-	(0.7)	14.7	31.4	0.15
Other certain tax adjustments(11)	-	-	-	-	-	-	-	34.2	(34.2)	(0.17)
As Adjusted	$1,650.3	$-	$2,316.8	$-	$-	$-	$(9.4)	$255.3	$1,117.5	$5.45

(1)

In the 2019 periods, inventory and manufacturing-related charges include a $20.8 million charge incurred to terminate a raw material supply agreement recognized in the second quarter, excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  The 2018 charges primarily relate to the excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.   The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the second quarter of 2019 and third quarter of 2018, we recognized $70.1 million and $3.8 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairment due to the termination of certain IPR&D projects.

(4)

The acquisition, integration and related gains and expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and other various acquisitions.  The acquisition, integration and related gains and expenses include the following types of gains and expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products and commercial litigation related to a common matter in multiple jurisdictions.  In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)	In the first quarter of 2019, we settled a patent infringement lawsuit out of court, and the other party agreed to pay us an upfront, lump-sum amount for a non-exclusive license to the patent.

(8)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations provide a transition period until May 2020 for currently-approved medical devices to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our currently-approved medical devices.  The incremental costs primarily include third-party consulting necessary to supplement our internal resources.

(9)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures.  These include costs related to legal entity, distribution and manufacturing restructuring as well as our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in August 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(10)

Switzerland passed the Federal Act on Tax Reform and AHV Financing (TRAF), effective January 1, 2020. Certain provisions of the TRAF were enacted in the third quarter of 2019, resulting in provisional adjustments to our deferred taxes, generating a net tax benefit.

(11)

Other certain tax adjustments relate to various discrete tax period adjustments, including changes in tax rates on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting and adjustments from internal restructuring transactions that provide us access to offshore funds in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$577.9	$484.1	$1,162.5	$1,367.9
Additions to instruments	(94.7)	(77.6)	(239.5)	(203.7)
Additions to other property, plant and equipment	(58.6)	(61.5)	(155.3)	(115.2)
Free cash flow	$424.6	$345.0	$767.7	$1,049.0

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Sales	$1,892.4	$1,836.7	$5,856.5	$5,861.9
Cost of products sold, excluding intangible asset amortization	535.7	529.0	1,670.4	1,688.5
Intangible asset amortization	146.6	147.6	436.9	447.9
Gross Profit	$1,210.1	$1,160.1	$3,749.2	$3,725.5

Inventory and manufacturing-related charges	11.6	5.0	47.7	24.7
Quality remediation	0.8	2.0	1.5	13.5
Intangible asset amortization	146.6	147.6	436.9	447.9
Adjusted gross profit	$1,369.1	$1,314.7	$4,235.3	$4,211.6

Gross margin	63.9%	63.2%	64.0%	63.6%
Inventory and manufacturing-related charges	0.6	0.3	0.8	0.4
Quality remediation	-	0.1	-	0.2
Intangible asset amortization	7.9	8.0	7.5	7.6
Adjusted gross margin	72.4%	71.6%	72.3%	71.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating profit	$245.8	$223.3	$800.7	$824.3
Inventory and manufacturing-related charges	11.6	5.0	47.7	24.7
Intangible asset amortization	146.6	147.6	436.9	447.9
Intangible asset impairment	-	3.8	70.1	3.8
Acquisition, integration and related	(0.9)	17.4	20.3	113.9
Quality remediation	21.5	34.2	64.6	125.8
Litigation	42.8	14.0	48.0	15.5
Litigation settlement gain	-	-	(23.5)	-
European Union Medical Device Regulation	11.4	0.8	18.1	1.6
Other charges	22.2	24.9	88.3	46.8
Adjusted operating profit	$501.0	$471.0	$1,571.2	$1,604.3

Operating profit margin	13.0%	12.2%	13.7%	14.1%
Inventory and manufacturing-related charges	0.6	0.3	0.8	0.4
Intangible asset amortization	7.9	8.0	7.5	7.6
Intangible asset impairment	-	0.2	1.2	0.1
Acquisition, integration and related	-	0.9	0.3	1.9
Quality remediation	1.1	1.9	1.1	2.1
Litigation	2.3	0.8	0.8	0.3
Litigation settlement gain	-	-	(0.4)	-
European Union Medical Device Regulation	0.6	-	0.3	-
Other charges	1.0	1.3	1.5	0.9
Adjusted operating profit margin	26.5%	25.6%	26.8%	27.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 and 2018
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Effective tax rate	(134.1)%	(5.5)%	(31.4)%	12.1%
Inventory and manufacturing-related charges; intangible asset amortization; intangible asset impairment; acquisition, integration and related; quality remediation; litigation; litigation settlement gain; European Union Medical Device Regulation; other charges; Switzerland tax reform and other certain tax adjustments	150.6	22.0	48.6	6.5
Adjusted effective tax rate	16.5%	16.5%	17.2%	18.6%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF SEPTEMBER 30, 2019 and DECEMBER 31, 2018
(in millions, unaudited)

	September 30, 2019	December 31, 2018
Debt, both current and long-term	$8,345.9	$8,938.7
Cash and cash equivalents	(512.5)	(542.8)
Net debt	$7,833.4	$8,395.9